SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 21, 2003
ACCEPTANCE INSURANCE COMPANIES INC.
(Exact name of registrant as specified in its charter

                       Delaware                              1-7461                       31-0742926
                      (State of Incorporation)           (Commission File Number)            (IRS Employer
                                                                                             Identification
                                                                                                Number)

                                                        Suite 1600, 300 West Broadway
                                                          Council Bluffs, Iowa 51503
                                                 (Address of Principal Executive Offices)
                                                                (Zip Code)
                                           Registrant's Telephone Number, Including Area Code:
                                                             (712) 329-3600
                                                             Not applicable
                                      (Former name or former address, if changed since last report)

Acceptance Insurance Companies Inc. has named Gary N. Thompson Chief Financial Officer effective April 21, 2003. Thompson's responsibilities will include oversight of all financial practices for the Company. Prior to joining the Company Mr. Thompson served as Chief Financial Officer and in various other senior financial positions with The America First Companies, an Omaha, Nebraska based investment banking firm. Mr. Thompson replaces William R. Baxter, who elected to return to his former position as the Company's Controller.